UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2018

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On March 15, 2018, Mueller Industries, Inc. (the “Company”) entered into an indefinite term employment agreement (the “Employment Agreement”) with Gregory L. Christopher, pursuant to which he will continue to serve as the Company’s Chief Executive Officer, reporting directly to the Company’s Board of Directors (the “Board”).  The Employment Agreement replaces Mr. Christopher’s existing employment agreement and, in so doing, eliminated the “single-trigger” severance to which Mr. Christopher would have been entitled to receive upon the occurrence of a change in control of the Company under the existing employment agreement.
The Employment Agreement provides that Mr. Christopher will receive a base salary of not less than $1,100,000 per year and will be eligible to receive an annual bonus award determined by the Compensation and Stock Option Committee of the Board (the “Compensation Committee”).  For each fiscal year, Mr. Christopher’s target annual bonus will be 125% of his base salary upon achievement of target performance levels and he will be eligible for a maximum annual bonus of 250% of base salary when performance equals or exceeds 125% of the applicable performance objectives, with the actual annual bonus payable being based upon the actual level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Compensation Committee.  In addition, during the term of Mr. Christopher’s employment, the Company will maintain a term life insurance policy for Mr. Christopher with a face value of at least $5 million, and Mr. Christopher will have the right to name the beneficiary of such term life insurance policy.
In the event that Mr. Christopher’s employment is terminated for any reason (other than by the Company for “cause” (as defined in the Employment Agreement)), he will, subject to his execution of a general release in favor of the Company and his continued compliance with certain restrictive covenants (the “Conditions”), be entitled to receive the following payments and benefits: (i) any accrued but unpaid compensation and benefits; (ii) any unpaid annual bonus with respect to the previously completed fiscal year; (iii) subject to achievement of the applicable performance objectives for the fiscal year in which the termination occurs, payment of a prorated annual bonus for such fiscal year; and (iv) continued medical, dental and hospitalization coverage (or payment in lieu of coverage if coverage is not permitted by applicable law or the terms of the applicable plan) for Mr. Christopher, his spouse and covered dependents until the latest of Mr. Christopher’s 70th birthday, his spouse’s 70th birthday, and the 3rd anniversary of such termination.
Additionally, if Mr. Christopher’s employment is terminated by the Company without “cause” or by Mr. Christopher for “good reason” (as defined in the Employment Agreement), Mr. Christopher will, subject to the Conditions, be entitled to (i) continued payment of his base salary for 36 months; except that if such termination occurs during the 24 months immediately following a “change in control” (as defined in the Employment Agreement), such amount will be paid in a lump sum on the first regularly scheduled payroll date following the 60th day following such termination; and (ii) an amount equal to 3 times Mr. Christopher’s target annual bonus, such amount to be paid in equal installments over the 3-year period following such termination at the same time such amounts would otherwise have been paid to Mr. Christopher had no termination occurred; provided that if Mr. Christopher’s termination of employment occurs during the 24-month period following the consummation of a “change in control,” such amount will be paid in a lump sum on the first regularly scheduled payroll date following the 60th day following such termination.  The Employment Agreement does not provide for any “single-trigger” severance payments or benefits.
The Employment Agreement does not provide any gross-up or tax assistance on the severance benefits.  Instead, the Employment Agreement contains a “modified cutback” provision, which would act to reduce the benefits payable to Mr. Christopher to the extent necessary so that no “golden parachute excise tax” would be imposed on the benefits paid, but only if doing so would result in Mr. Christopher retaining a larger after-tax amount.
In consideration for the payments and benefits provided under the Employment Agreement, Mr. Christopher is subject to certain restrictive covenants during the term of his employment and thereafter, including customary non-compete restrictions that apply for one year post-termination and customary non-solicitation restrictions with respect to current and prospective employees that apply for one year post-termination.  In addition, during the term of his employment and for one year thereafter, Mr. Christopher is prohibited from contacting any customer or prospective customer of the Company, or any representative of the same, for the purpose of providing any service or product competitive with any service or product sold or provided by the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.
ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 15, 2018, by and between Mueller Industries, Inc. and Gregory L. Christopher

EXHIBIT INDEX

Exhibits	Description

10.1	Employment Agreement, dated as of March 15, 2018, by and between Mueller Industries, Inc. and Gregory L. Christopher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ Christopher J. Miritello
	Name:	Christopher J. Miritello
	Title:	Vice President, General Counsel & Corporate Secretary

Date: March 19, 2018